                                                                     EXHIBIT 5.1
                              December 3, 1999

HealthCentral.com
6001 Shellmound Street, Suite 800
Emeryville, CA  94608

     Registration Statement on Form S-1 (File No. 333-88019)
     -------------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-88019) (the "Registration Statement") filed by you, HealthCentral.com, with the
             ----------------------
Securities and Exchange Commission on September 29, 1999, and as amended by Amendment No. 1. filed on October 8, 1999, Amendment No. 2 filed on October 26, 1999, Amendment No. 3 filed on November 8, 1999, Amendment No. 4 filed on November 19, 1999, Amendment No. 5 filed on November 26, 1999, Amendment No. 6 filed on November 30, 1999 and Amendment No. 7 filed on December 3, 1999 to the Registration Statement in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares"). As your
                                                              ------
counsel in connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that, assuming effectiveness of the Registration Statement, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We are admitted to practice law only in the State of California and accordingly, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                    Very truly yours,

                                    VENTURE LAW GROUP
                                    A Professional Corporation

                                    /s/ Venture Law Group